Exhibit 4.2

Execution Version

HARPOON THERAPEUTICS, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

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TABLE OF CONTENTS

(continued)

Schedule A	-	Schedule of Investors
Exhibit A	-	Form of At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement

ii.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”), is made as of the 9th day of November, 2018, by and among HARPOON THERAPEUTICS, INC., a Delaware corporation (the “Company”), and each of the investors listed on Schedule A hereto, each of which is referred to in this Agreement as an “Investor” and any additional Investor that becomes a party to this Agreement in accordance with Section 6.9 hereof.

RECITALS

WHEREAS, the Company and certain of the Investors are parties to the Series C Preferred Stock Purchase Agreement of even date herewith (the “Purchase Agreement”);

WHEREAS certain of the Investors are parties to the Amended and Restated Investors’ Rights Agreement dated as of May 24, 2017 (the “Prior Agreement”), between the Company and the investors listed on Exhibit A thereto (the “Existing Investors”); and

WHEREAS, in order to induce the Company to enter into the Purchase Agreement and to induce the Investors to invest funds in the Company pursuant to the Purchase Agreement, the Company and the undersigned Existing Investors, representing sufficient signatory authority to amend and restate the Prior Agreement, wish to amend and restate the Prior Agreement in its entirety.

NOW, THEREFORE, the Company and the undersigned Existing Investors desire to amend and restate the Prior Agreement in its entirety as provided herein, and the new Investors desire to become a party to this Agreement as so amended and restated:

1.    Definitions. For purposes of this Agreement:

1.1    “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

1.2    “Arix” means Arix Bioscience Inc., and its Affiliates, including Arix Bioscience Holdings Limited.

1.3    “Common Stock” means shares of the Company’s common stock, par value $0.0001 per share.

1.4    “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission

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or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.5    “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants, but excludes any shares issuable to employees or directors of, or consultants or advisors to, the Company or any of its subsidiaries pursuant to any plan, agreement or other arrangement.

1.6    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.7    “Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

1.8    “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.9    “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.10    “GAAP” means generally accepted accounting principles in the United States applied on a consistent basis.

1.11    “Holder” means any holder of Registrable Securities who is a party to this Agreement.

1.12    “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including, adoptive relationships, of a natural person referred to herein.

1.13    “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

1.14    “IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.

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1.15    “Key Employee” means any executive-level employee (including, division director and vice president-level positions) as well as any employee who, either alone or in concert with others, develops, invents, programs, or designs any Company Intellectual Property (as defined in the Purchase Agreement).

1.16    “LAV” means LAV Presto Limited and each of its Affiliates.

1.17    “Major Investor” means any Investor that, individually or together with such Investor’s Affiliates, holds at least 1,500,000 shares of Registrable Securities (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof).

1.18    “MPM” means MPM Bioventures 2014, L.P. and each of its Affiliates.

1.19    “New Leaf” means New Leaf Ventures III, L.P. and each of its Affiliates.

1.20    “New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities. For the absence of doubt, New Securities excludes shares of Series C Preferred Stock issued pursuant to the Purchase Agreement and any shares of Common Stock issuable on conversion of such shares of Series C Preferred Stock.

1.21    “OIF” means UBS Oncology Impact Fund L.P. and each of its Affiliates.

1.22    “OrbiMed” means OrbiMed Private Investments VII, LP, Worldwide Healthcare Trust PLC and each of their Affiliates.

1.23    “Preferred Directors” means the Series A Directors (as defined below) and the Series B Directors (as defined below).

1.24    “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.25    “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock; (ii) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, acquired by the Investors after the date hereof and (iii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i) and (ii) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Subsection 6.1.

1.26    “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

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1.27    “Restricted Securities” means the securities of the Company required to be notated with the legend set forth in Subsection 2.12(b) hereof; provided, that, shares of Common Stock acquired in the IPO or in the open market following the IPO shall not constitute “Restricted Securities”.

1.28    “Requisite Investors” means Investors holding at least seventy percent (70%) of the outstanding Preferred Stock.

1.29    “Ridgeback” means Ridgeback Capital Investments LP and each of its Affiliates.

1.30    “SEC” means the Securities and Exchange Commission.

1.31    “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.32    “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.33    “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.34    “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Subsection 2.6.

1.35    “Series A Director” means any director of the Company that the holders of record of the Series A Preferred Stock are entitled to elect pursuant to the Restated Certificate (as defined below).

1.36    “Series A Preferred Stock” means shares of the Company’s Series A Preferred Stock, par value $0.0001 per share.

1.37    “Series B Director” means any director of the Company that the holders of record of the Series B Preferred Stock are entitled to elect pursuant to the Restated Certificate.

1.38    “Series B Preferred Stock” means shares of the Company’s Series B Preferred Stock, par value $0.0001 per share.

1.39    “Series C Preferred Stock” means shares of the Company’s Series C Preferred Stock, par value $0.0001 per share.

1.40     “Taiho” means Taiho Ventures, LLC, and its Affiliates.

1.41    “Voting Agreement” means the Amended and Restated Voting Agreement of even date herewith (as amended from time to time) that is attached as an exhibit to the Purchase Agreement.

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2.    Registration Rights. The Company covenants and agrees as follows:

2.1    Demand Registration.

(a)    Form S-1 Demand. If at any time after the earlier of (i) five (5) years after the date of this Agreement or (ii) one hundred eighty (180) days after the effective date of the registration statement for the IPO, the Company receives a request from Holders of thirty-five percent (35%) of the Registrable Securities then outstanding that the Company file a Form S-1 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, exceeding $5 million), then the Company shall (x) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (y) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsections 2.1(c) and 2.3.

(b)    Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Holders of at least fifteen percent (15%) of the Registrable Securities then outstanding that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $1 million, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsections 2.1(c) and 2.3.

(c)    Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Subsection 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors, including a majority of the Preferred Directors, it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than ninety (90) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such ninety (90) day period other than an Excluded Registration.

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(d)    The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(a) (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected two registrations pursuant to Subsection 2.1(a); or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Subsection 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(b) (i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected two registrations pursuant to Subsection 2.1(b) within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Subsection 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Subsection 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Subsection 2.1(d).

2.2    Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Subsection 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Subsection 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Subsection 2.6.

2.3    Underwriting Requirements.

(a)    If, pursuant to Subsection 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Subsection 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the

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extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Subsection 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Subsection 2.3, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.

(b)    In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Subsection 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, or (ii) the number of Registrable Securities included in the offering be reduced below thirty-five percent (35%) of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Holders may be excluded further or entirely if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the provisions in Subsection 2.3(a) and Subsection 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

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(c)    For purposes of Subsection 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Subsection 2.3(a), fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

2.4    Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)    prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to one hundred twenty (120) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b)    prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c)    furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d)    use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e)    in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f)    use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

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(g)    provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h)    promptly make available for inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i)    notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j)    after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

2.5    Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6    Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements, not to exceed $30,000, of one counsel for the selling Holders (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Subsection 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the

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number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Subsections 2.1(a) or 2.1(b), as the case may be; provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Subsections 2.1(a) or 2.1(b). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.7    Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8    Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a)    To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable to any Holder, underwriter, controlling Person, or other aforementioned Person for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b)    To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any

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claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of such selling Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any selling Holder by way of indemnity or contribution under Subsections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such selling Holder (net of any Selling Expenses paid by such selling Holder), except in the case of fraud or willful misconduct by such selling Holder.

(c)    Promptly after receipt by an indemnified party under this Subsection 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Subsection 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Subsection 2.8, only to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Subsection 2.8.

(d)    To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Subsection 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Subsection 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Subsection 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided,

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however, that, in any such case (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Subsection 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Subsection 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e)    Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)    Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Subsection 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.9    Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a)    make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

(b)    use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c)    furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

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2.10    Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Requisite Investors, enter into any agreement with any holder or prospective holder of any securities of the Company that (i) would provide to such holder the right to include securities in any registration on other than either a pro rata basis with respect to the Registrable Securities or on a subordinate basis after all Holders have had the opportunity to include in the registration and offering all shares of Registrable Securities that they wish to so include; or (ii) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder; provided that this limitation shall not apply to any additional Investor who becomes a party to this Agreement in accordance with Subsection 6.9.

2.11    “Market Stand-off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1 in the IPO, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports, and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2241 or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock (whether such shares or any such securities are then owned by the Holder or are thereafter acquired) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Subsection 2.11 (a) shall apply only to the IPO, (b) shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement or to any sale of shares acquired in or following the IPO, (c) shall not apply to the transfer of any shares to any trust for the direct or indirect benefit of the Holder or an Immediate Family Member of the Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (d) shall not apply to the transfer of any shares to an Affiliate or current or former limited partner of such Holder, provided that the Affiliate agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value and (e) shall be applicable to the Holders only if all officers and directors and all stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock) are subject to the same restrictions. The underwriters in connection with such registration are intended third-party beneficiaries of this Subsection 2.11 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Subsection 2.11 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements.

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2.12    Restrictions on Transfer.

(a)    The Preferred Stock and the Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Preferred Stock and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

(b)    Each certificate, instrument, or book entry representing (i) the Preferred Stock, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Subsection 2.12(c)) be notated with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Subsection 2.12.

(c)    The holder of such Restricted Securities, by acceptance of ownership thereof, agrees to comply in all respects with the provisions of this Section 2. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under

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the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144; or (y) in any transaction in which such Holder distributes Restricted Securities (1) to an Affiliate of such Holder or (2) solely where no consideration is paid to Holder at the time of such transfer in connection with such transfer, to a current or former limited partner of such Holder; provided that each transferee agrees in writing to be subject to the terms of this Subsection 2.12. Each certificate, instrument, or book entry representing the Restricted Securities transferred as above provided shall be notated with, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Subsection 2.12(b), except that such certificate, instrument, or book entry shall not be notated with such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

2.13    Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Subsections 2.1 or 2.2 shall terminate upon the earliest to occur of:

(a)    the closing of a Deemed Liquidation Event, as such term is defined in the Company’s Amended and Restated Certificate of Incorporation, as may be amended from time to time (the “Restated Certificate”);

(b)    such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares without limitation during a three-month period without registration; and

(c)    the third (3rd) anniversary of the IPO.

3.    Information Rights.

3.1    Delivery of Financial Statements. The Company shall deliver to each Major Investor, provided, that the Board of Directors, including a majority of the Preferred Directors, has not reasonably determined that such Major Investor is a competitor of the Company; and provided further, that in no event may Arix, MPM, New Leaf, Ridgeback, Taiho and OrbiMed be determined to be a competitor of the Company:

(a)    as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, (i) a balance sheet as of the end of such year; (ii) statements of income and of cash flows for such year; and (iii) a statement of stockholders’ equity as of the end of such year, audited and certified by independent public accountants selected by the Company and acceptable to the Board of Directors, including a majority of the Preferred Directors;

(b)    as soon as practicable, but in any event within forty-five (45) days

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after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited statements of income and cash flows for such fiscal quarter, and an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments; and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(c)    as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit each Major Investor to calculate its percentage equity ownership in the Company;

(d)    as soon as practicable, but in any event thirty (30) days before the end of each fiscal year, a budget and business plan for the next fiscal year (collectively, the “Budget”), approved by the Board of Directors, including a majority of the Preferred Directors, and prepared on a monthly basis, including balance sheets, income statements, and statements of cash flow for such months and, promptly after prepared, any other budgets or revised budgets prepared by the Company; and

(e)    as soon as practicable following their completion, any reports or analyses concerning the fair market value of the Company’s Common Stock, whether prepared by Company employees or third parties.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

Notwithstanding anything else in this Subsection 3.1 to the contrary, the Company may cease providing the information set forth in this Subsection 3.1 during the period starting with the date thirty (30) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Subsection 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

3.2    Inspection. The Company shall permit each Major Investor, provided, that the Board of Directors, including a majority of the Preferred Directors, has not reasonably determined that such Major Investor is a competitor of the Company (provided further, that in no event may Arix, MPM, New Leaf, Ridgeback, OIF, Taiho or OrbiMed be determined to be a competitor of the Company), at such Major Investor’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances,

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and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Subsection 3.2 to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form reasonably acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

3.3    Observer Rights.

(a)    For so long as Taiho continues to own at least 25% of the shares of Series B Preferred Stock originally purchased by Taiho or shares of Common Stock issued upon conversion of the Series B Preferred Stock (in each case, adjusted for stock splits, stock dividends, recapitalizations and the like), the Company shall invite a representative of Taiho to attend all meetings of the Board in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents and other materials that it provides to its directors at the same time and in the same manner as it provides them to its directors; provided, however, that such representative shall agree to hold in confidence all information so provided; and, provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if the Board reasonably believes that such witholding of information or exclusion is necessary, upon advice of counsel: (i) to preserve the attorney-client privilege, (ii) to protect the characterization of information as a valid trade secret or (iii) to avoid a potential conflict of interest.

(b)     For so long as OrbiMed continues to own at least 25% of the shares of Series C Preferred Stock originally purchased by OrbiMed under the Purchase Agreement or shares of Common Stock issued upon conversion of the Series C Preferred Stock (in each case, adjusted for stock splits, stock dividends, recapitalizations and the like), the Company shall invite a representative of OrbiMed to attend all meetings of the Board and any committee thereof in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents and other materials that it provides to its directors at the same time and in the same manner as it provides them to its directors; provided, however, that such representative shall agree to hold in confidence all information so provided; and, provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if the Board reasonably believes that such witholding of information or exclusion is necessary, upon advice of counsel: (i) to preserve the attorney-client privilege, (ii) to protect the characterization of information as a valid trade secret or (iii) to avoid a potential conflict of interest.

3.4    Termination of Information and Inspection Rights. The covenants set forth in Subsections 3.1, 3.2 and 3.3 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO; (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Deemed Liquidation Event, as such term is defined in the Restated Certificate, whichever event occurs first.

3.5    Confidentiality. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration

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statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Subsection 3.5 by such Investor), (b) is or has been independently developed or conceived by such Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to such Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Subsection 3.5; (iii) to any existing or prospective Affiliate, partner, member, stockholder, limited partner or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information and in the case that such Person is a prospective Affiliate, such prospective Affiliate agrees in writing to be bound by confidentiality provisions as least as protective to the Company’s confidential information as the provisions of this Subsection 3.5; or (iv) as may otherwise be required by law, provided that the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

4.    Rights to Future Stock Issuances.

4.1    Right of First Offer. Subject to the terms and conditions of this Subsection 4.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Major Investor, provided, that the Board of Directors, including a majority of the Preferred Directors, has not reasonably determined that such Major Investor is a competitor of the Company; and provided further, that in no event may Arix, MPM, New Leaf, Ridgeback, OIF, Taiho or OrbiMed be determined to be a competitor of the Company. A Major Investor shall be entitled to apportion the right of first offer hereby granted to it in such proportions as it deems appropriate, among (i) itself and (ii) its Affiliates.

(a)    The Company shall give notice (the “Offer Notice”) to each Major Investor, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b)    By notification to the Company within twenty (20) days after the Offer Notice is given, each Major Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Common Stock then held by such Major Investor (including all shares of Common Stock then issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held by such Major Investor) bears to the total Common Stock of the Company then outstanding (assuming full conversion and/or exercise, as applicable, of all Preferred Stock and other Derivative Securities). At the expiration of such twenty (20) day period, the Company shall promptly notify each Major Investor that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Investor”) of any other Major Investor’s failure to do likewise. During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising Investor may, by

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giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which Major Investors were entitled to subscribe but that were not subscribed for by the Major Investors which is equal to the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of Preferred Stock and any other Derivative Securities then held, by such Fully Exercising Investor bears to the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held, by all Fully Exercising Investors who wish to purchase such unsubscribed shares. The closing of any sale pursuant to this Subsection 4.1(b) shall occur within the later of ninety (90) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Subsection 4.1(c).

(c)    If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Subsection 4.1(b), the Company may, during the ninety (90) day period following the expiration of the periods provided in Subsection 4.1(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Major Investors in accordance with this Subsection 4.1.

(d)    The right of first offer in this Subsection 4.1 shall not be applicable to (i) Exempted Securities (as defined in the Restated Certificate ); and (ii) shares of Common Stock issued in the IPO.

(e)    Notwithstanding any provision hereof to the contrary, in lieu of complying with the provisions of this Subsection 4.1, the Company may elect to give notice to the Major Investors within thirty (30) days after the issuance of New Securities (an “Early Issuance”). Such notice shall describe the type, price, and terms of the New Securities. Each Major Investor shall have twenty (20) days from the date notice is given to elect to purchase up to the number of New Securities that would, if purchased by such Major Investor, maintain such Major Investor’s percentage-ownership position, calculated as set forth in Subsection 4.1(b) before giving effect to the issuance of such New Securities; provided, however, if any Early Issuance of New Securities is to one or more Major Investors, the other Major Investors that elect to purchase their full pro rata amount shall also be entitled to purchase, in accordance with Subsection 4.1(b), their pro rata portion of any New Securities not purchased by such other Major Investors.

4.2    Termination. The covenants set forth in Subsection 4.1 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, or (ii) upon a Deemed Liquidation Event, as such term is defined in the Restated Certificate, whichever event occurs first.

5.    Additional Covenants.

5.1    Insurance. The Company shall use its commercially reasonable efforts to maintain from financially sound and reputable insurers Directors and Officers liability insurance,

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in an amount and on terms and conditions satisfactory to the Board of Directors, including a majority of the Preferred Directors, and will use commercially reasonable efforts to cause such insurance policy to be maintained until such time as the Board of Directors, including a majority of the Preferred Directors, determines that such insurance should be discontinued. The policy shall not be cancelable by the Company without prior approval by the Board of Directors, including a majority of the Preferred Directors. Notwithstanding any other provision of this Section 5.1 to the contrary, for so long as a Preferred Director is serving on the Board of Directors, the Company shall not cease to maintain a Directors and Officers liability insurance policy in an amount of at least three (3) million dollars, unless approved by a majority of the Preferred Directors.

5.2    Employee Agreements. The Company will cause (i) each person now or hereafter employed by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor) with access to confidential information and/or trade secrets to enter into a nondisclosure and proprietary rights assignment agreement; and (ii) each Key Employee to enter into an agreement containing a one (1) year nonsolicitation provision, in the form attached hereto as Exhibit A. In addition, the Company shall not amend, modify, terminate, waive, or otherwise alter, in whole or in part, any of the above-referenced agreement or any restricted stock agreement between the Company and any employee, without the consent of a majority of the Preferred Directors.

5.3    Employee Stock. Unless otherwise approved by the Board of Directors, including a majority of the Preferred Directors, all future employees and consultants of the Company who purchase, receive options to purchase, or receive awards of shares of the Company’s capital stock after the date hereof shall be required to execute restricted stock or option agreements, as applicable, providing for (i) vesting of shares over a four (4) year period, with the first twenty-five percent (25%) of such shares vesting following twelve (12) months of continued employment or service, and the remaining shares vesting in equal monthly installments over the following thirty-six (36) months, and (ii) a market stand-off provision substantially similar to that in Subsection 2.11. In addition, unless otherwise approved by the Board of Directors, including a majority of the Preferred Directors, the Company shall retain a “right of first refusal” on employee transfers until the Company’s IPO and shall have the right to repurchase unvested shares at cost upon termination of employment of a holder of restricted stock.

5.4    Matters Requiring Investor Director Approval. So long as the holders of Preferred Stock are entitled to elect Preferred Directors, the Company hereby covenants and agrees with each of the Investors that it shall not, without approval of the Board of Directors, which approval must include the affirmative vote of a majority of the Preferred Directors:

(a)    make, or permit any subsidiary to make, any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Company;

(b)    make, or permit any subsidiary to make, any loan or advance to any Person, including, without limitation, any employee or director of the Company or any subsidiary, except advances and similar expenditures in the ordinary course of business or under the terms of an employee stock or option plan approved by the Board of Directors, including a majority of the Preferred Directors;

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(c)    guarantee, directly or indirectly, or permit any subsidiary to guarantee, directly or indirectly, any indebtedness except for trade accounts of the Company or any subsidiary arising in the ordinary course of business;

(d)    make any investment inconsistent with any investment policy approved by the Board of Directors, including a majority of the Preferred Directors;

(e)    incur any aggregate indebtedness in excess of $200,000 that is not already included in a budget approved by the Board of Directors, including a majority of the Preferred Directors, other than trade credit incurred in the ordinary course of business;

(f)    otherwise enter into or be a party to any transaction with any director, officer, or employee of the Company or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such Person, including without limitation any “management bonus” or similar plan providing payments to employees in connection with a Deemed Liquidation Event, as such term is defined in the Restated Certificate, except for transactions contemplated by this Agreement and the Purchase Agreement; transactions resulting in payments to or by the Company in an aggregate amount less than $120,000 per year; or transactions made in the ordinary course of business and pursuant to reasonable requirements of the Company’s business and upon fair and reasonable terms that are approved by a majority of the Board of Directors, including a majority of the Preferred Directors;

(g)    hire, terminate, or change the compensation of the executive officers, including approving any option grants or stock awards to executive officers;

(h)    change the principal business of the Company, enter new lines of business, or exit the current line of business;

(i)    sell, assign, license, pledge, or encumber material technology or intellectual property, other than licenses granted in the ordinary course of business;

(j)    enter into any corporate strategic relationship involving the payment, contribution, or assignment by the Company or to the Company of money or assets greater than $500,000; or

(k)    make any material investments in, enter into a joint venture with, or acquire any other corporation, partnership or other entity.

5.5    Board Matters. Unless otherwise determined by the vote of a majority of the directors then in office, including a majority of the Preferred Directors, the Board of Directors shall meet at least quarterly in accordance with an agreed-upon schedule. The Company shall reimburse the nonemployee directors and observers for all reasonable out-of-pocket travel expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of the Board of Directors. Each non-employee director shall be entitled in such person’s discretion to be a member of any Board committee; provided, that, the MPM Designee, New Leaf Designee and Arix Designee (in each case as such terms are defined in the Voting Agreement) shall serve on the compensation committee of the Board of Directors, which shall be comprised of three (3) directors.

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5.6    Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, its Restated Certificate, or elsewhere, as the case may be.

5.7    Indemnification Matters. The Company hereby acknowledges that one (1) or more of the directors nominated to serve on the Board of Directors by the Investors (each a “Fund Director”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of the Investors and certain of their Affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees (a) that it is the indemnitor of first resort (i.e., its obligations to any such Fund Director are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Fund Director are secondary), (b) that it shall be required to advance the full amount of expenses incurred by such Fund Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Fund Director to the extent legally permitted and as required by the Restated Certificate or Bylaws of the Company (or any agreement between the Company and such Fund Director), without regard to any rights such Fund Director may have against the Fund Indemnitors, and, (c) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of any such Fund Director with respect to any claim for which such Fund Director has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Fund Director against the Company.

5.8    Right to Conduct Activities. The Company hereby agrees and acknowledges that each of Arix, LAV, MPM, New Leaf, Ridgeback, OIF, Taiho and OrbiMed (together with their respective Affiliates) is a professional investment fund, and as such invests in numerous portfolio companies, some of which may be deemed competitive with the Company’s business (as currently conducted or as currently propose to be conducted). The Company hereby agrees that, to the extent permitted under applicable law, Arix, LAV, MPM, New Leaf, Ridgeback, OIF, Taiho and OrbiMed (together with their respective Affiliates) shall not be liable to the Company for any claim arising out of, or based upon, (i) the investment by any such party (or its Affiliates) in any entity competitive with the Company, or (ii) actions taken by any partner, officer or other representative of Arix, LAV, MPM, New Leaf, Ridgeback, OIF, Taiho or OrbiMed (together with their respective Affiliates) to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (x) any of the Investors from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.

22.

5.9    Termination of Covenants. The covenants set forth in this Section 5, except for Subsection 5.6, shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Deemed Liquidation Event, whichever event occurs first.

6.    Miscellaneous.

6.1    Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (i) is an Affiliate of a Holder; (ii) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; or (iii) after such transfer, holds at least 100,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations); provided, however, that (x) such transfer is made in compliance with the terms of Subsection 2.12; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Subsection 2.11. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate or stockholder of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided further that all transferees who would not qualify individually for assignment of rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

6.2    Governing Law. This Agreement shall be governed by the internal law of the State of Delaware.

6.3    Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.4    Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5    Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business

23.

hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on Schedule A hereto, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Subsection 6.5. If notice is given to the Company, it shall be sent to 4000 Shoreline Ct, Suite 250, South San Francisco, CA 94080, Attn: Chief Executive Officer; and a copy (which shall not constitute notice) shall also be sent to Cooley LLP, 3175 Hanover Street, Palo Alto, California 94304, Attn: Laura Berezin; if notice is given to New Leaf, a copy (which shall not constitute notice) shall also be given to Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, Attn: Geoffrey W. Levin.

6.6    Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the Requisite Investors; provided that the Company may in its sole discretion waive compliance with Subsection 2.12(c) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Subsection 2.12(c) shall be deemed to be a waiver); and provided further that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party; provided further that any amendment or waiver of Subsection 3.3(a) shall also require the approval of Taiho; and provided further that any amendment or waiver of Subsection 3.3(b) shall also require the approval of OrbiMed. Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, termination, or waiver applies to all Investors in the same fashion (it being agreed that a waiver of the provisions of Section 4 with respect to a particular transaction shall be deemed to apply to all Investors in the same fashion if, and only if, none of the Investors purchase securities in such transaction). Any amendment, termination, or waiver effected in accordance with this Subsection 6.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

6.7    Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

6.8    Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

24.

6.9    Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of the Company’s Preferred Stock in compliance with the provisions of this Agreement (including without limitation Section 4 hereof) after the date hereof, any purchaser of such shares of Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.

6.10    Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof (including the Prior Agreement) existing between the parties is expressly superseded in its entirety.

6.11    Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of California and to the jurisdiction of the United States District Court for the Northern District of California for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of California or the United States District Court for the Northern District of California, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL

If the waiver of jury trial set forth in this section is not enforceable, then any claim or cause of action arising out of or relating to this Agreement shall be settled by judicial reference pursuant to

25.

California Code of Civil Procedure Section 638 et seq. before a referee sitting without a jury, such referee to be mutually acceptable to the parties or, if no agreement is reached, by a referee appointed by the Presiding Judge of the California Superior Court for Santa Clara County. This paragraph shall not restrict a party from exercising remedies under the Uniform Commercial Code or from exercising pre-judgment remedies under applicable law.

Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought under this Agreement in the U.S. District Court for the Northern District of California or any court of the State of California having subject matter jurisdiction.

6.12    Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.13    Acknowledgment. The Company acknowledges that the Investors are in the business of venture capital investing and therefore review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company. Nothing in this Agreement shall preclude or in any way restrict the Investors from investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

26.

IN WITNESS WHEREOF, the parties have executed this AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

COMPANY: HARPOON THERAPEUTICS, INC.

By:	/s/ Gerald McMahon

Name:	Gerald McMahon

Title:	President and Chief Executive Officer

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTORS: ORBIMED PRIVATE INVESTMENTS VII, LP By: OrbiMed Capital GP VII, LLC, its General Partner By: OrbiMed Advisors LLC, its Managing Member

By:	/s/ Jonathan Silverstein

Name:	Jonathan Silverstein

Title:	Member

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTORS: WORLDWIDE HEALTHCARE TRUST PLC By: OrbiMed Capital LLC, solely in its capacity as Portfolio Manager

By:	/s/ Sven Borho

Name:	Sven Borho

Title:	Member

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTORS: Arix Bioscience Holdings Limited

By:	/s/ Robert Lyne

Name:	Robert Lyne

Title:	Director

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTORS: MPM BIOVENTURES 2014, L.P. By: MPM BIOVENTURES 2014 GP LLC, its general partner By: MPM BIOVENTURES 2014 LLC, its managing member

By:	/s/ Luke Evnin
Name:	Luke Evnin
Title:	Managing Director

MPM BIOVENTURES 2014 (B), L.P. By: MPM BIOVENTURES 2014 GP LLC, its general partner By: MPM BIOVENTURES 2014 LLC, its managing member

By:	/s/ Luke Evnin
Name:	Luke Evnin
Title:	Managing Director

MPM ASSET MANAGEMENT INVESTORS BV2014 LLC By: MPM BIOVENTURES 2014 LLC, its manager

By:	/s/ Luke Evnin
Name:	Luke Evnin
Title:	Managing Director

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTORS: New Leaf Ventures III, L.P.

By:	New Leaf Venture Associates III, L.P.
Its:	General Partner

By:	New Leaf Venture Management III, L.L.C.
Its:	General Partner

By:	/s/ Ronald M. Hunt
Ronald M. Hunt
Managing Director

New Leaf Biopharma Opportunities II, L.P.

By:	New Leaf BPO Associates II, L.P.
Its:	General Partner

By:	New Leaf BPO Management II, L.L.C.
Its:	General Partner

By:	/s/ Ronald M. Hunt
Ronald M. Hunt
Managing Director

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTORS: UBS Oncology Impact Fund, L.P.

By:	/s/ Ansbert Gadicke

Name:	Ansbert Gadicke

Title:	Managing Director

on behalf of

MPM ONCOLOGY IMPACT MANAGEMENT GP LLC

in its capacity as general partner of

MPM ONCOLOGY IMPACT MANAGEMENT LP

in its capacity as general partner of

ONCOLOGY IMPACT FUND (CAYMAN) MANAGEMENT L.P.

in its capacity as general partner of

UBS ONCOLOGY IMPACT FUND L.P.

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTORS: TAIHO VENTURES, LLC

By:	/s/ Sakae Asanuma

Name:	Sakae Asanuma

Title: President

Email: sasanuma@taihoventures.com

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTORS: Cormorant Private Healthcare Fund II, LP

By:	Cormorant Private Healthcare GP II, LLC
Its:	General Partner

By:	/s/ Bihua Chen
Bihua Chen
Managing Member of the General Partner

Cormorant Global Healthcare Master Fund, LP

By:	Cormorant Global Healthcare GP, LLC
Its:	General Partner

By:	/s/ Bihua Chen
Bihua Chen
Managing Member of the General Partner

CRMA SPV, LP

By:	Cormorant Asset Management, LLC
Its:	Attorney-In-Fact

By:	/s/ Bihua Chen
Bihua Chen
CEO/Managing Member

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTORS: RIDGEBACK CAPITAL INVESTMENTS LP

By:	Ridgeback Capital Management LP
Its:	Investment Manager

By:	/s/ Christopher A. Nonas
Christopher A. Nonas
Chief Financial Officer

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTORS: LAV Presto Limited

By:	/s/ Yu Luo
Yu Luo Sole Director

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTORS: MERITZ NS GLOBAL BIO FUND its co-managing partners NS Investment Co., Ltd.

By:	/s/ Tae-kyoung Sohn
Name:	Tae-kyoung Sohn
Title:	Managing Director

Meritz Securities Co., Ltd.

By:	/s/ Min-kyu Song
Name:	Min-kyu Song
Title:	Deputy General Manager

Paratus Investment Co., Ltd.

By:	/s/ Chan-ho Lee
Name:	Chan-ho Lee
Title:	Managing Director

Address: Suite 501, 22 Sejong-Daero 21-Gil, Junggu, Seoul, Republic of Korea 04519 Attention: Kiel Kim(kielkim@nsinvest.co.kr), Ian Heo(ian.heo@nsinvest.co.kr)

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date first written above.

INVESTORS: LEERINK PARTNERS CO-INVESTMENT FUND, LLC

By:	/s/ Jeffrey A. Leerink

Name:	Jeffrey A. Leerink

Title:	Manager

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SCHEDULE A

Investors

New Leaf Ventures III, L.P.

7 Times Square, Suite 3502

New York, New York 10036

Telephone: (646) 871-6400

Facsimile: (646) 871-6450

Email: ron@nlvpartners.com

Arix Bioscience Inc.

250 West 55th Street, 33rd Floor

New York, NY 10019

Taiho Ventures, LLC

2420 Sand Hill Road, Suite 203,

Menlo Park, CA 94025

MPM Bioventures 2014, L.P.

c/o MPM Asset Management, LLC

450 Kendall Street

Cambridge, MA 02142

Email: sreed@MPMCapital.com

MPM Bioventures 2014 (B), L.P.

c/o MPM Asset Management, LLC

450 Kendall Street

Cambridge, MA 02142

Email: sreed@MPMCapital.com

MPM Asset Management Investors BV2014 LLC

c/o MPM Asset Management, LLC

450 Kendall Street

Cambridge, MA 02142

Email: sreed@MPMCapital.com

UBS Oncology Impact Fund L.P.

c/o UBS Trustees (Cayman) Ltd

UBS House

227 Elgin Avenue

P.O. Box 2325

Grand Cayman, KY1-1106

Cayman Islands

With notices sent to:

c/o MPM Asset Management, LLC

450 Kendall Street

Cambridge, MA 02142

Email: sreed@MPMCapital.com

OrbiMed Private Investments VII, LP

601 Lexington Avenue, 54th Floor

New York, NY 10022

Attention: General Counsel

Email: Legal@OrbiMed.com

With a copy via email to: AshiyaM@OrbiMed.com

Worldwide Healthcare Trust PLC

601 Lexington Avenue, 54th Floor

New York, NY 10022

Attention: General Counsel

Email: Legal@OrbiMed.com

With a copy via email to: AshiyaM@OrbiMed.com

ARIX BIOSCIENCE HOLDINGS LIMITED

250 W 55th Street, 33rd Floor

New York, NY 10019

CORMORANT PRIVATE HEALTHCARE FUND II, LP

200 Clarendon Street, 52nd Floor

Boston, MA 02116

Attention: Jake Abdolmohammadi

CORMORANT GLOBAL HEALTHCARE MASTER FUND, LP

200 Clarendon Street, 52nd Floor

Boston, MA 02116

Attention: Jake Abdolmohammadi

CRMA SPV, LP

PO Box 309, Ugland House

Grand Cayman; KY1-1104 Cayman Islands

With notices sent to:

c/o Cormorant Asset Management LLC

200 Clarendon Street, 52nd Floor

Boston, MA 02116

Attention: Jake Abdolmohammadi

RIDGEBACK CAPITAL INVESTMENTS LP

75 Ninth Avenue, 5th Floor

New York, NY 10011

NEW LEAF BIOPHARMA OPPORTUNITIES II, L.P.

c/o New Leaf Venture Partners

7 Times Square, Suite 3502

New York, New York 10036

Phone: 646.871.6403

Email: ron@nlvpartners.com

LAV PRESTO LIMITED

Unit 1109-10, Two Chinachem Central, 26 Des Voeux Road Central, Hong Kong

Email: Wendy.Luo@lavfund.com

MERITZ NS GLOBAL BIO FUND

Suite 501, 22 Sejong-Daero 21-Gil, Junggu, Seoul, Republic of Korea 04519

Attention: Kiel Kim; Ian Heo

Email: kielkim@nsinvest.co.kr; ian.heo@nsinvest.co.kr

LEERINK PARTNERS CO-INVESTMENT FUND, LLC

One Federal Street, 37th Floor

Boston, MA 02110

Attention: General Counsel

EXHIBIT A

FORM OF AT-WILL EMPLOYMENT, CONFIDENTIAL INFORMATION, INVENTION ASSIGNMENT, AND ARBITRATION AGREEMENT

As a condition of my employment with Harpoon Therapeutics, Inc. (the “Company”), and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by Company, I agree to the following provisions of this At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement (this “Agreement”):

1.    AT-WILL EMPLOYMENT

I UNDERSTAND AND ACKNOWLEDGE THAT MY EMPLOYMENT WITH THE COMPANY IS FOR NO SPECIFIED TERM AND CONSTITUTES “AT-WILL” EMPLOYMENT. I ALSO UNDERSTAND THAT ANY REPRESENTATION TO THE CONTRARY IS UNAUTHORIZED AND NOT VALID UNLESS IN WRITING AND SIGNED BY THE PRESIDENT OR CEO OF THE COMPANY. ACCORDINGLY, I ACKNOWLEDGE THAT MY EMPLOYMENT RELATIONSHIP MAY BE TERMINATED AT ANY TIME, WITH OR WITHOUT GOOD CAUSE OR FOR ANY OR NO CAUSE, AT MY OPTION OR AT THE OPTION OF THE COMPANY, WITH OR WITHOUT NOTICE. I FURTHER ACKNOWLEDGE THAT THE COMPANY MAY MODIFY JOB TITLES, SALARIES, AND BENEFITS FROM TIME TO TIME AS IT DEEMS NECESSARY.

2.    CONFIDENTIALITY

A.    Definition of Company Confidential Information. I understand that “Company Confidential Information” means information (including any and all combinations of individual items of information) that the Company has or will develop, acquire, create, compile, discover or own, that has value in or to the Company’s business which is not generally known and which the Company wishes to maintain as confidential. Company Confidential Information includes both information disclosed by the Company to me, and information developed or learned by me during the course of my employment with the Company. Company Confidential Information also includes all information of which the unauthorized disclosure could be detrimental to the interests of the Company, whether or not such information is identified as Company Confidential Information. By example, and without limitation, Company Confidential Information includes any and all non-public information that relates to the actual or anticipated business and/or products, research or development of the Company, or to the Company’s technical data, trade secrets, or know-how, including, but not limited to, research, product plans, or other information regarding the Company’s products or services and markets therefor, customer lists and customers (including, but not limited to, customers of the Company on which I called or with which I may become acquainted during the term of my employment), software, developments, inventions, discoveries, ideas, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, and other business information disclosed by the Company either directly or indirectly in writing, orally or by drawings or inspection of premises, parts, equipment, or other Company property. Notwithstanding the foregoing, Company Confidential Information shall not include any such information which I can establish (i) was publicly known or made generally available prior to the time of disclosure by the Company to me; (ii) becomes publicly known or made generally available after disclosure by the Company to me through no wrongful action or omission by me; or (iii) is in my rightful possession, without confidentiality obligations, at the time of disclosure by the Company as shown by my then-contemporaneous written records; provided that any combination of individual items of information shall not be deemed to be within any of the foregoing exceptions merely because one or more of the individual items are within such exception, unless the combination as a whole is within such exception. I understand that nothing in this Agreement is intended to limit employees’ rights to discuss the terms, wages, and working conditions of their employment, as protected by applicable law.

B.    Nonuse and Nondisclosure. I agree that during and after my employment with the Company, I will hold in the strictest confidence and take all reasonable precautions to prevent any unauthorized use or disclosure of Company Confidential Information. I will not (i) use Company Confidential Information for any purpose whatsoever other than for the benefit of the Company in the course of my employment, or (ii) disclose Company Confidential Information to any third party without the prior written authorization of the President, CEO, or the Board of Directors of the Company. Prior to disclosure, when compelled by applicable law, I shall provide prior written notice to the President, CEO, and General Counsel of the Company (as applicable). I agree that I obtain no title to any Company Confidential Information, and that as between Company and myself, the Company retains all Confidential Information as the sole property of the Company. I understand that my unauthorized use or disclosure of Company Confidential Information during my employment may lead to disciplinary action, up to and including, immediate termination and legal action by the Company. I understand that my obligations under this Section 2.B shall continue after termination of my employment and also that nothing in this Agreement prevents me from engaging in Protected Activity, as described below.

C.    Former Employer Confidential Information. I agree that during my employment with the Company, I will not improperly use, disclose, or induce the Company to use any proprietary information or trade secrets of any former employer or other person or entity with which I have an obligation to keep such proprietary information or trade secrets in confidence. I further agree that I will not bring onto the Company’s premises or transfer onto the Company’s technology systems any unpublished document, proprietary information, or trade secrets belonging to any such third party unless disclosure to, and use by, the Company has been consented to, in writing, by such third party and the Company.

D.    Third Party Information. I recognize that the Company has received, and in the future may receive, from third parties (for example, customers, suppliers, licensors, licensees, partners, and collaborators) as well as its subsidiaries and affiliates (“Associated Third Parties”), information which the Company is required to maintain and treat as confidential or proprietary information of such Associated Third Parties (“Associated Third Party Confidential Information”), and I agree to use such Associated Third Party Confidential Information only as directed by the Company and to not use or disclose such Associated Third Party Confidential Information in a manner that would violate the Company’s obligations to such Associated Third Parties. By way of example, Associated Third Party Confidential Information may include the habits or practices of Associated Third Parties, the technology of

Associated Third Parties, requirements of Associated Third Parties, and information related to the business conducted between the Company and such Associated Third Parties. I agree at all times during my employment with the Company and thereafter, that I owe the Company and its Associated Third Parties a duty to hold all such Associated Third Party Confidential Information in the strictest confidence, and not to use it or to disclose it to any person, firm, corporation, or other third party except as necessary in carrying out my work for the Company consistent with the Company’s agreement with such Associated Third Parties. I further agree to comply with any and all Company policies and guidelines that may be adopted from time to time regarding Associated Third Parties and Associated Third Party Confidential Information. I understand that my unauthorized use or disclosure of Associated Third Party Confidential Information or violation of any Company policies during my employment may lead to disciplinary action, up to and including, immediate termination and legal action by the Company.

3.    OWNERSHIP

A.    Assignment of Inventions. As between the Company and myself, I agree that all right, title, and interest in and to any and all copyrightable material, notes, records, drawings, designs, logos, inventions, improvements, developments, discoveries, ideas and trade secrets conceived, discovered, authored, invented, developed or reduced to practice by me, solely or in collaboration with others, during the period of time I am in the employ of the Company (including during my off-duty hours), or with the use of Company’s equipment, supplies, facilities, or Company Confidential Information, and any copyrights, patents, trade secrets, mask work rights or other intellectual property rights relating to the foregoing, except as provided in Section 3.G below (collectively, “Inventions”), are the sole property of the Company. I also agree to promptly make full written disclosure to the Company of any Inventions, and to deliver and assign and hereby irrevocably assign fully to the Company all of my right, title and interest in and to Inventions. I agree that this assignment includes a present conveyance to the Company of ownership of Inventions that are not yet in existence. I further acknowledge that all original works of authorship that are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and that are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act. I understand and agree that the decision whether or not to commercialize or market any Inventions is within the Company’s sole discretion and for the Company’s sole benefit, and that no royalty or other consideration will be due to me as a result of the Company’s efforts to commercialize or market any such Inventions.

B.    Pre-Existing Materials. I will inform the Company, in writing, before incorporating any inventions, discoveries, ideas, original works of authorship, developments, improvements, trade secrets and other proprietary information or intellectual property rights owned by me or in which I have an interest prior to, or separate from, my employment with the Company, including, without limitation, any such inventions that are subject to California Labor Code Section 2870 (attached hereto as Exhibit B) (“Prior Inventions”) into any Invention or otherwise utilizing any Prior Invention in the course of my employment with the Company; and the Company is hereby granted a nonexclusive, royalty-free, perpetual, irrevocable, transferable worldwide license (with the right to grant and authorize sublicenses) to make, have made, use, import, offer for sale, sell, reproduce, distribute, modify, adapt, prepare derivative works of, display, perform, and otherwise exploit such incorporated or utilized Prior Inventions, without restriction, including, without limitation, as part of, or in connection with, such Invention, and to practice any method related thereto. I will not incorporate any inventions, discoveries, ideas, original works of authorship, developments, improvements, trade secrets and other proprietary information or intellectual property rights owned by any third party into any Invention without the Company’s prior written permission. I have attached hereto as Exhibit A a list describing all Prior Inventions that relate to the Company’s proposed business, products, or research and development or, if no such list is attached, I represent and warrant that there are no such Prior Inventions. Furthermore, I represent and warrant that if any Prior Inventions are included on Exhibit A, they will not materially affect my ability to perform all obligations under this Agreement.

C.    Moral Rights. Any assignment to the Company of Inventions includes all rights of attribution, paternity, integrity, modification, disclosure and withdrawal, and any other rights throughout the world that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively, “Moral Rights”). To the extent that Moral Rights cannot be assigned under applicable law, I hereby waive and agree not to enforce any and all Moral Rights, including, without limitation, any limitation on subsequent modification, to the extent permitted under applicable law.

D.    Maintenance of Records. I agree to keep and maintain adequate, current, accurate, and authentic written records of all Inventions made by me (solely or jointly with others) during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings, electronic files, reports, or any other format that may be specified by the Company. As between the Company and myself, the records are and will be available to and remain the sole property of the Company at all times.

E.    Further Assurances. I agree to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Inventions in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, and all other instruments that the Company shall deem proper or necessary in order to apply for, register, obtain, maintain, defend, and enforce such rights, and in order to deliver, assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title, and interest in and to all Inventions, and testifying in a suit or other proceeding relating to such Inventions. I further agree that my obligations under this Section 3.E shall continue after the termination of this Agreement.

F.    Attorney-in-Fact. I agree that, if the Company is unable because of my unavailability, mental or physical incapacity, or for any other reason to secure my signature with respect to any Inventions, including, without limitation, for the purpose of applying for or pursuing any application for any United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to the Company in Section 3.A, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and on my behalf to execute and file any papers and oaths, and to do all other lawfully permitted acts with respect to such Inventions to further the prosecution and issuance of patents, copyright and mask work registrations with the same legal force and effect as if executed by me. This power of attorney shall be deemed coupled with an interest, and shall be irrevocable.

G.    Exception to Assignments. I UNDERSTAND THAT THE PROVISIONS OF THIS AGREEMENT REQUIRING ASSIGNMENT OF INVENTIONS (AS DEFINED UNDER SECTION 3.A ABOVE) TO THE COMPANY DO NOT APPLY TO ANY INVENTION THAT QUALIFIES FULLY UNDER THE PROVISIONS OF CALIFORNIA LABOR CODE SECTION 2870 (ATTACHED HERETO AS EXHIBIT B). I WILL ADVISE THE COMPANY PROMPTLY IN WRITING OF ANY INVENTIONS THAT I BELIEVE MEET THE CRITERIA IN CALIFORNIA LABOR CODE SECTION 2870 AND ARE NOT OTHERWISE DISCLOSED ON EXHIBIT A TO PERMIT A DETERMINATION OF OWNERSHIP BY THE COMPANY. ANY SUCH DISCLOSURE WILL BE RECEIVED IN CONFIDENCE.

4.    CONFLICTING OBLIGATIONS

A.    Current Obligations. I agree that during the term of my employment with the Company, I will not engage in or undertake any other employment, occupation, consulting relationship, or commitment that is directly related to the business in which the Company is now involved or becomes involved or has plans to become involved, nor will I engage in any other activities that conflict with my obligations to the Company.

B.    Prior Relationships. Without limiting Section 4.A, I represent and warrant that I have no other agreements, relationships, or commitments to any other person or entity that conflict with the provisions of this Agreement, my obligations to the Company under this Agreement, or my ability to become employed and perform the services for which I am being hired by the Company. I further agree that if I have signed a confidentiality agreement or similar type of agreement with any former employer or other entity, I will comply with the terms of any such agreement to the extent that its terms are lawful under applicable law. I represent and warrant that after undertaking a careful search (including searches of my computers, cell phones, electronic devices, and documents), I have returned all property and confidential information belonging to all prior employers (and/or other third parties I have performed services for in accordance with the terms of my applicable agreement). Moreover, I agree to fully indemnify the Company, its directors, officers, agents, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns for all verdicts, judgments, settlements, and other losses incurred by any of them resulting from my breach of my obligations under any agreement with a third party to which I am a party or obligation to which I am bound, as well as any reasonable attorneys’ fees and costs if the plaintiff is the prevailing party in such an action, except as prohibited by law.

5.    RETURN OF COMPANY MATERIALS

A.    Definition of Electronic Media Equipment and Electronic Media Systems. I understand that “Electronic Media Equipment” includes, but is not limited to, computers, external storage devices, thumb drives, mobile devices (including, but not limited to, smart phones, tablets, and e-readers), telephone equipment, and other electronic media devices. I understand that “Electronic Media Systems” includes, but is not limited to, computer servers, messaging and email systems or accounts, applications for computers or mobile devices, and web-based services (including cloud-based information storage accounts).

B.    Return of Company Property. I understand that anything that I created or worked on for the Company while working for the Company belongs solely to the Company and that I cannot remove, retain, or use such information without the Company’s express written permission. Accordingly, upon separation from employment with the Company or upon the Company’s request at any other time, I will immediately deliver to the Company, and will not keep in my possession, recreate, or deliver to anyone else, any and all Company property, including, but not limited to, Company Confidential Information, Associated Third Party Confidential Information, all Company equipment including all Company Electronic Media Equipment, all tangible embodiments of the Inventions, all electronically stored information and passwords to access such property, Company credit cards, records, data, notes, notebooks, reports, files, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, photographs, charts, any other documents and property, and reproductions of any of the foregoing items including, without limitation, those records maintained pursuant to Section 3.D. Notwithstanding the foregoing, I understand that I am allowed to keep a copy of the Employee Handbook and personnel records relating to my employment.

C.    Return of Company Information on Company Electronic Media Equipment. In connection with my obligation to return information to the Company, I agree that I will not copy, delete, or alter any information, including personal information voluntarily created or stored, contained in Company Electronic Media Equipment before I return the information to the Company.

D.    Return of Company Information on Personal Electronic Media Equipment. In addition, if I have used any personal Electronic Media Equipment or personal Electronic Media Systems to create, receive, store, review, prepare or transmit any Company information, including, but not limited to, Company Confidential Information, I agree to make a prompt and reasonable search for such information in good faith, including reviewing any personal Electronic Media Equipment or personal Electronic Media Systems to locate such information and, if I locate such information, I agree to notify the Company of that fact and then provide the Company with a computer-useable copy of all such Company information from those equipment and systems. I agree to cooperate reasonably with the Company to verify that the necessary copying is completed (including upon request providing a sworn declaration confirming the return of property and deletion of information), and, upon confirmation of compliance by the Company, I agree to delete and expunge all Company information.

E.    No Expectation of Privacy in Company Property. I understand that I have no expectation of privacy in Company property, and I agree that any Company property is subject to inspection by Company personnel at any time with or without further notice. As to any personal Electronic Media Equipment or personal Electronic Systems that I have used for Company purposes, I agree that the Company, at its sole discretion, may have reasonable access, as determined by the Company in good faith, to such personal Electronic Media Equipment or personal Electronic Media Systems to review, retrieve, destroy, or ensure the permanent deletion of Company information from such equipment or systems or to take such other actions necessary to protect the Company or Company property, as determined by the Company reasonably and in good faith. I also consent to an exit interview and an audit to confirm my compliance with this Section 5, and I will certify in writing that I have complied with the requirements of this Section 5.

6.    TERMINATION CERTIFICATION

Upon separation from employment with the Company, I agree to immediately sign and deliver to the Company the “Termination Certification” attached hereto as Exhibit C.

7.    NOTIFICATION OF NEW EMPLOYER

In the event that I leave the employ of the Company, I hereby grant consent to notification by the Company to my new employer about my obligations under this Agreement. I also agree to keep the Company advised of my home and business address for a period of three (3) years after termination of my employment with the Company, so that the Company can contact me regarding my continuing obligations provided by this Agreement.

8.    SOLICITATION OF EMPLOYEES

To the fullest extent permitted under applicable law, I agree that during my employment, and for a period of twelve (12) months immediately following the termination of my relationship with the Company for any reason, whether voluntary or involuntary, with or without cause, I will not directly or indirectly solicit any of the Company’s employees to leave their employment at the Company. I agree that nothing in this Section 8 shall affect my continuing obligations under this Agreement during and after this twelve (12) month period, including, without limitation, my obligations under Section 2.

9.    CONFLICT OF INTEREST GUIDELINES

I agree to diligently adhere to all policies of the Company, including the Company’s insider trading policies and the Company’s Conflict of Interest Guidelines. A copy of the Company’s current Conflict of Interest Guidelines is attached as Exhibit D hereto, but I understand that these Conflict of Interest Guidelines may be revised from time to time during my employment.

10.    REPRESENTATIONS

Without limiting my obligations under Section 3.E above, I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent and warrant that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I hereby represent and warrant that I have not entered into, and I will not enter into, any oral or written agreement in conflict herewith.

11.    AUDIT

I acknowledge that I have no reasonable expectation of privacy in any Company Electronic Media Equipment or Company Electronic Media System. All information, data, and messages created, received, sent, or stored in Company Electronic Media Equipment or Company Electronic

Media Systems are, at all times, the property of the Company. As such, the Company has the right to audit and search all such items and systems, without further notice to me, to ensure that the Company is licensed to use the software on the Company’s devices in compliance with the Company’s software licensing policies, to ensure compliance with the Company’s policies, and for any other business-related purposes in the Company’s sole discretion. I understand that I am not permitted to add any unlicensed, unauthorized, or non-compliant applications to the Company’s technology systems, including, without limitation, open source or free software not authorized by the Company, and that I shall refrain from copying unlicensed software onto the Company’s technology systems or using non-licensed software or websites. I understand that it is my responsibility to comply with the Company’s policies governing use of the Company’s documents and the internet, email, telephone, and technology systems to which I will have access in connection with my employment. In addition, as to any personal Electronic Media Equipment or personal Electronic Systems or other personal property that I have used for Company purposes, I agree that the Company may have reasonable access to such personal Electronic Media Equipment or personal Electronic Media Systems or other personal property to review, retrieve, destroy, or ensure the permanent deletion of Company information from such equipment or systems or property or take such other actions that are needed to protect the Company or Company property, as determined by the Company reasonably and in good faith.

I am aware that the Company has or may acquire software and systems that are capable of monitoring and recording all Company network traffic to and from any Company Electronic Media Equipment or Company Electronic Media Systems. The Company reserves the right to access, review, copy, and delete any of the information, data, or messages accessed through Company Electronic Media Equipment or Electronic Media Systems, with or without notice to me and/or in my absence. This includes, but is not limited to, all e-mail messages sent or received, all website visits, all chat sessions, all news group activity (including groups visited, messages read, and postings by me), and all file transfers into and out of the Company’s internal networks. The Company further reserves the right to retrieve previously deleted messages from e-mail or voicemail and monitor usage of the Internet, including websites visited and any information I have downloaded. In addition, the Company may review Internet and technology systems activity and analyze usage patterns, and may choose to publicize this data to assure that technology systems are devoted to legitimate business purposes.

12.    ARBITRATION AND EQUITABLE RELIEF

A.    Arbitration. IN CONSIDERATION OF MY EMPLOYMENT WITH THE COMPANY, ITS PROMISE TO ARBITRATE ALL EMPLOYMENT-RELATED DISPUTES WITH ME, AND MY RECEIPT OF THE COMPENSATION, PAY RAISES, AND OTHER BENEFITS PAID TO ME BY THE COMPANY, AT PRESENT AND IN THE FUTURE, I AGREE THAT ANY AND ALL CONTROVERSIES, CLAIMS, OR DISPUTES THAT I MAY HAVE WITH ANYONE (INCLUDING THE COMPANY AND ANY EMPLOYEE, OFFICER, DIRECTOR, SHAREHOLDER, OR BENEFIT PLAN OF THE COMPANY, IN THEIR CAPACITY AS SUCH OR OTHERWISE), ARISING OUT OF, RELATING TO, OR RESULTING FROM MY EMPLOYMENT OR RELATIONSHIP WITH THE COMPANY OR THE TERMINATION OF MY EMPLOYMENT OR RELATIONSHIP WITH THE COMPANY, INCLUDING ANY BREACH OF THIS AGREEMENT, SHALL BE SUBJECT TO BINDING ARBITRATION UNDER THE FEDERAL ARBITRATION ACT AND

PURSUANT TO THE ARBITRATION PROVISIONS SET FORTH IN CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 1280 THROUGH 1294.2 (THE “CCP ACT”) AND CALIFORNIA LAW. I UNDERSTAND THAT I MAY BRING A PROCEEDING AS A PRIVATE ATTORNEY GENERAL, AS PERMITTED BY LAW. THE FEDERAL ARBITRATION ACT GOVERNS THIS AGREEMENT AND SHALL CONTINUE TO APPLY WITH FULL FORCE AND EFFECT, NOTWITHSTANDING THE APPLICATION OF PROCEDURAL RULES SET FORTH IN THE CCP ACT AND CALIFORNIA LAW. I AGREE TO ARBITRATE ANY AND ALL COMMON LAW AND/OR STATUTORY CLAIMS UNDER LOCAL, STATE, OR FEDERAL LAW, INCLUDING, BUT NOT LIMITED TO, CLAIMS UNDER TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE OLDER WORKERS BENEFIT PROTECTION ACT, THE SARBANES-OXLEY ACT, THE WORKER ADJUSTMENT AND RETRAINING NOTIFICATION ACT, THE FAIR LABOR STANDARDS ACT, THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, THE FAMILY AND MEDICAL LEAVE ACT, THE CALIFORNIA FAMILY RIGHTS ACT, THE CALIFORNIA LABOR CODE, CLAIMS RELATING TO EMPLOYMENT STATUS, CLASSIFICATION AND RELATIONSHIP WITH THE COMPANY, AND CLAIMS OF HARASSMENT, DISCRIMINATION, WRONGFUL TERMINATION, AND BREACH OF CONTRACT, EXCEPT AS PROHIBITED BY LAW. I ALSO AGREE TO ARBITRATE ANY AND ALL DISPUTES ARISING OUT OF OR RELATING TO THE INTERPRETATION OR APPLICATION OF THIS AGREEMENT TO ARBITRATE, BUT NOT DISPUTES ABOUT THE ENFORCEABILITY, REVOCABILITY OR VALIDITY OF THIS AGREEMENT TO ARBITRATE OR ANY PORTION HEREOF. WITH RESPECT TO ALL SUCH CLAIMS AND DISPUTES THAT I AGREE TO ARBITRATE, I HEREBY EXPRESSLY AGREE TO WAIVE, AND DO WAIVE, ANY RIGHT TO A TRIAL BY JURY. I FURTHER UNDERSTAND THAT THIS AGREEMENT TO ARBITRATE ALSO APPLIES TO ANY DISPUTES THAT THE COMPANY MAY HAVE WITH ME.

B.    Procedure. I AGREE THAT ANY ARBITRATION WILL BE ADMINISTERED BY JUDICIAL ARBITRATION & MEDIATION SERVICES, INC. (“JAMS”), PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (THE “JAMS RULES”), WHICH ARE AVAILABLE AT http://www.jamsadr.com/rules-employment-arbitration/ AND FROM HUMAN RESOURCES. I AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, AND MOTIONS TO DISMISS AND DEMURRERS, APPLYING THE STANDARDS SET FORTH UNDER THE CALIFORNIA CODE OF CIVIL PROCEDURE. I AGREE THAT THE ARBITRATOR SHALL ISSUE A WRITTEN DECISION ON THE MERITS. I ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, WHERE PROVIDED BY APPLICABLE LAW. I AGREE THAT THE DECREE OR AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED AS A FINAL AND BINDING JUDGMENT IN ANY COURT HAVING JURISDICTION THEREOF. I UNDERSTAND THAT THE

COMPANY WILL PAY FOR ANY ADMINISTRATIVE OR HEARING FEES CHARGED BY THE ARBITRATOR OR JAMS EXCEPT THAT I SHALL PAY ANY FILING FEES ASSOCIATED WITH ANY ARBITRATION THAT I INITIATE, BUT ONLY SO MUCH OF THE FILING FEES AS I WOULD HAVE INSTEAD PAID HAD I FILED A COMPLAINT IN A COURT OF LAW. I AGREE THAT THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH CALIFORNIA LAW, INCLUDING THE CALIFORNIA CODE OF CIVIL PROCEDURE AND THE CALIFORNIA EVIDENCE CODE, AND THAT THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL CALIFORNIA LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO RULES OF CONFLICT-OF-LAW. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH CALIFORNIA LAW, CALIFORNIA LAW SHALL TAKE PRECEDENCE. I AGREE THAT ANY ARBITRATION UNDER THIS AGREEMENT SHALL BE CONDUCTED IN SAN FRANCISCO COUNTY, CALIFORNIA.

C.    Remedy. EXCEPT AS PROVIDED BY THE CCP ACT AND THIS AGREEMENT, ARBITRATION SHALL BE THE SOLE, EXCLUSIVE, AND FINAL REMEDY FOR ANY DISPUTE BETWEEN ME AND THE COMPANY. ACCORDINGLY, EXCEPT AS PROVIDED FOR BY THE CCP ACT AND THIS AGREEMENT, NEITHER I NOR THE COMPANY WILL BE PERMITTED TO PURSUE OR PARTICIPATE IN A COURT ACTION REGARDING CLAIMS THAT ARE SUBJECT TO ARBITRATION.

D.    Administrative Relief. I UNDERSTAND THAT THIS AGREEMENT DOES NOT PROHIBIT ME FROM PURSUING AN ADMINISTRATIVE CLAIM WITH A LOCAL, STATE, OR FEDERAL ADMINISTRATIVE BODY OR GOVERNMENT AGENCY THAT IS AUTHORIZED TO ENFORCE OR ADMINISTER LAWS RELATED TO EMPLOYMENT, INCLUDING, BUT NOT LIMITED TO, THE DEPARTMENT OF FAIR EMPLOYMENT AND HOUSING, THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION, THE NATIONAL LABOR RELATIONS BOARD, OR THE WORKERS’ COMPENSATION BOARD. THIS AGREEMENT DOES, HOWEVER, PRECLUDE ME FROM PURSUING A COURT ACTION REGARDING ANY SUCH CLAIM, EXCEPT AS PERMITTED BY LAW.

E.    Voluntary Nature of Agreement. I ACKNOWLEDGE AND AGREE THAT I AM EXECUTING THIS AGREEMENT VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE BY THE COMPANY OR ANYONE ELSE. I FURTHER ACKNOWLEDGE AND AGREE THAT I HAVE CAREFULLY READ THIS AGREEMENT AND THAT I HAVE ASKED ANY QUESTIONS NEEDED FOR ME TO UNDERSTAND THE TERMS, CONSEQUENCES, AND BINDING EFFECT OF THIS AGREEMENT AND FULLY UNDERSTAND IT, INCLUDING THAT I AM WAIVING MY RIGHT TO A JURY TRIAL. FINALLY, I AGREE THAT I HAVE BEEN PROVIDED AN OPPORTUNITY TO SEEK THE ADVICE OF AN ATTORNEY OF MY CHOICE BEFORE SIGNING THIS AGREEMENT.

13.    MISCELLANEOUS

A.    Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by the laws of the State of California without regard to California’s conflicts-of-law rules that may result in the application of the laws of any jurisdiction other than California. To the extent that any lawsuit is permitted under this Agreement, I hereby expressly consent to the personal and exclusive jurisdiction and venue of the state and federal courts located in California for any lawsuit filed against me by the Company.

B.    Assignability. This Agreement will be binding upon my heirs, executors, assigns, administrators, and other legal representatives, and will be for the benefit of the Company, its successors, and its assigns. The Associated Third Parties are intended third-party beneficiaries to this Agreement with respect to my obligations in Section 2.D. Notwithstanding anything to the contrary herein, the Company may assign this Agreement and its rights and obligations under this Agreement to any successor to all, or substantially all, of the Company’s relevant assets, whether by merger, consolidation, reorganization, reincorporation, sale of assets or stock, or otherwise.

C.    Entire Agreement. This Agreement, together with the Exhibits herein and any executed written offer letter between me and the Company, to the extent such materials are not in conflict with this Agreement, sets forth the entire agreement and understanding between the Company and me with respect to the subject matter herein and supersedes all prior written and oral agreements, discussions, or representations between us, including, but not limited to, any representations made during my interview(s) or relocation negotiations. I represent and warrant that I am not relying on any statement or representation not contained in this Agreement. Any subsequent change or changes in my duties, salary, compensation, conditions or any other terms of my employment will not affect the validity or scope of this Agreement.

D.    Headings. Headings are used in this Agreement for reference only and shall not be considered when interpreting this Agreement.

E.    Severability. If a court or other body of competent jurisdiction finds, or the Parties mutually believe, any provision of this Agreement, or portion thereof, to be invalid or unenforceable, such provision will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the remainder of this Agreement will continue in full force and effect.

F.    Modification, Waiver. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in a writing signed by the President or CEO of the Company and me. Waiver by the Company of a breach of any provision of this Agreement will not operate as a waiver of any other or subsequent breach.

G.    Survivorship. The rights and obligations of the Parties to this Agreement will survive termination of my employment with the Company.

H.    Applicability to Past Activities. The Company and I acknowledge that I have been engaged to provide services by the Company for a period of time prior to the date of this Agreement (the “Prior Engagement Period”). Accordingly, I agree that if and to the extent that, during the Prior Engagement Period: (i) I received access to any information from or on behalf of Company that would have been Company Confidential Information if I received access to such information during the period of my employment with the Company under this

Agreement; or (ii) I conceived, created, authored, invented, developed or reduced to practice any item, including any intellectual property rights with respect thereto, that would have been an Invention if conceived, created, authored, invented, developed or reduced to practice during the period of my employment with the Company under this Agreement; then any such information shall be deemed Company Confidential Information hereunder and any such item shall be deemed an Invention hereunder, and this Agreement shall apply to such information or item as if conceived, created, authored, invented, developed or reduced to practice under this Agreement.

14.    PROTECTED ACTIVITY NOT PROHIBITED

I understand that nothing in this Agreement shall in any way limit or prohibit me from engaging in any Protected Activity. For purposes of this Agreement, “Protected Activity” means filing a charge or complaint with, or otherwise communicating or cooperating with or participating in any investigation or proceeding that may be conducted by any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”). I understand that in connection with such Protected Activity, I am permitted to disclose documents or other information as permitted by law, and without giving notice to, or receiving authorization from, the Company. Notwithstanding, in making any such disclosures or communications, I agree to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company Confidential Information to any parties other than the Government Agencies. I further understand that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications. In addition, I hereby acknowledge that the Company has provided me with notice in compliance with the Defend Trade Secrets Act of 2016 regarding immunity from liability for limited disclosures of trade secrets. The full text of the notice is attached in Exhibit B.

Date:
Signature

Name of Employee (typed or printed)

EXHIBIT A

LIST OF PRIOR INVENTIONS

AND ORIGINAL WORKS OF AUTHORSHIP

Title	Date	Identifying Number or Brief Description

        No inventions or improvements

        Additional Sheets Attached

Date:
Signature

Name of Employee (typed or printed)

EXHIBIT B

CALIFORNIA LABOR CODE SECTION 2870

INVENTION ON OWN TIME—EXEMPTION FROM AGREEMENT

“(a)    Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1)    Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or

(2)    Result from any work performed by the employee for the employer.

(b)    To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.”

SECTION 7 OF THE DEFEND TRADE SECRETS ACT OF 2016

“ . . . An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that—(A) is made—(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. . . . An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual—(A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.”

EXHIBIT C

HARPOON THERAPEUTICS, INC. TERMINATION CERTIFICATION

This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, any other documents or property, or reproductions of any and all aforementioned items belonging to Harpoon Therapeutics, Inc. (the “Company”). Notwithstanding the foregoing, I understand that I may keep a copy of the Employee Handbook and personnel records relating to me.

I further certify that I have complied with all the terms of the Company’s At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement (the “Agreement”) signed by me, including the reporting of any inventions and original works of authorship (as defined therein) conceived or made by me (solely or jointly with others), as covered by that Agreement.

I understand that pursuant to the Agreement, and subject to its Protected Activity exclusion, I am obligated to preserve, as confidential, all Company Confidential Information and Associated Third Party Confidential Information, including trade secrets, confidential knowledge, data, or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, databases, other original works of authorship, customer lists, business plans, financial information, or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants, or licensees.

I also acknowledge that under the Agreement, for twelve (12) months from this date, I may not directly or indirectly solicit any of the Company’s employees to leave their employment at the Company. I understand that nothing in this paragraph affects my continuing obligations under the Agreement during and after this twelve (12) month period, including, without limitation, my obligations under Section 2 (Confidentiality) thereof.

After leaving the Company’s employment, I will be employed by                                                                                   in the position of                                                                                  .

Date:
Signature

Name of Employee (typed or printed)

Address for Notifications:

EXHIBIT D

HARPOON THERAPEUTICS, INC. CONFLICT OF INTEREST GUIDELINES

It is the policy of Harpoon Therapeutics, Inc. to conduct its affairs in strict compliance with the letter and spirit of the law and to adhere to the highest principles of business ethics. Accordingly, all officers, employees, and independent contractors must avoid activities that are in conflict, or give the appearance of being in conflict, with these principles and with the interests of the Company. The following are potentially compromising situations that must be avoided:

1.    Revealing confidential information to outsiders or misusing confidential information. Unauthorized divulging of information is a violation of this policy whether or not for personal gain and whether or not harm to the Company is intended. (The At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement elaborates on this principle and is a binding agreement.)

2.    Accepting or offering substantial gifts, excessive entertainment, favors, or payments that may be deemed to constitute undue influence or otherwise be improper or embarrassing to the Company.

3.    Participating in civic or professional organizations that might involve divulging confidential information of the Company.

4.    Initiating or approving personnel actions affecting reward or punishment of employees or applicants where there is a family relationship or is, or appears to be, a personal or social involvement.

5.    Initiating or approving any form of personal or social harassment of employees.

6.    Investing or holding outside directorship in suppliers, customers, or competing companies, including financial speculations, where such investment or directorship might influence in any manner a decision or course of action of the Company.

7.    Borrowing from or lending to employees, customers, or suppliers.

8.    Acquiring real estate of interest to the Company.

9.    Improperly using or disclosing to the Company any proprietary information or trade secrets of any other employer or other person or entity with whom obligations of confidentiality exist.

10.    Unlawfully discussing prices, costs, customers, sales, or markets with competing companies or their employees.

11.    Making any unlawful agreement with distributors with respect to prices.

12.    Improperly using or authorizing the use of any inventions that are the subject of patent claims of any other person or entity.

13.    Engaging in any conduct that is not in the best interest of the Company.

Each officer, employee, and independent contractor must take every necessary action to ensure compliance with these guidelines and to bring problem areas to the attention of higher management for review. Violations of this conflict of interest policy may result in discharge without warning.

Nothing in these guidelines is intended to limit employees’ rights to discuss the terms, wages, and working conditions of their employment, as protected by applicable law. Also, nothing in these guidelines is intended to limit or prohibit employees from engaging in any Protected Activity. “Protected Activity” means filing a charge or complaint or complaint with, or otherwise communicating or cooperating with or participating in any investigation or proceeding that may be conducted by any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”). In connection with such Protected Activity, employees are permitted to disclose documents or other information as permitted by law, and without giving notice to, or receiving authorization from, the Company. Notwithstanding, in making any such disclosures or communications, employees must take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company Confidential Information to any parties other than the Government Agencies. “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications.